EXHIBIT 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
CUSTOM TRUCK ONE SOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	6,000,000	$3.97 (3)	$23,820,000.00	0.00014760	$3,515.83
Total Offering Amounts					$23,820,000.00		$3,515.83
Total Fee Offsets							–
Net Fee Due							$3,515.83

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers such indeterminable number of additional shares of Custom Truck One Source, Inc.’s (the “Registrant”) common stock, par value $0.0001 per share (“Common Stock”) as may become issuable to prevent dilution in the event of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 6,000,000 additional shares of Common Stock that, subject to stockholder approval, will become available for issuance under the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”). The amendment of the Plan, which among other things, increases the number of shares of Common Stock issuable by 6,000,000 shares, was approved by the board of directors of the Registrant on April 25, 2024 and is subject to stockholder approval at the Registrant’s annual meeting of stockholders to be held on June 13, 2024. If stockholder approval of the amendment is not obtained, these shares will not become available for issuance.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s shares of Common Stock on the New York Stock Exchange as reported on May 3, 2024.